================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

                           -------------------------

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) January 30, 2003

                            -------------------------
                                GATX Corporation
             (Exact Name of Registrant as Specified in its Charter)



          New York                     1-2328                  36-1124040
(State or other jurisdiction      (Commission file          (I.R.S. employer
      of incorporation)                number)           identification number)



                             500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (312) 621-6200

ITEM 5. OTHER EVENTS

ON JANUARY 30, 2003, GATX CORPORATION ISSUED THE FOLLOWING PRESS RELEASE:

GATX CORPORATION REPORTS 2002 FOURTH QUARTER AND FULL YEAR RESULTS

         - Board of directors declares quarterly dividend of $.32 per common share, unchanged from prior quarter

         CHICAGO, January 30 - GATX Corporation (NYSE:GMT) today announced its 2002 fourth quarter and full year results. For the 2002 fourth quarter, GATX reported a net loss of $29.4 million or $.60 per diluted share compared to a net loss of $12.1 million or $.25 per diluted share in the prior year period. For the full year, GATX reported net income of $.3 million compared to $172.9 million or $3.51 per diluted share in 2001.

         The 2002 fourth quarter and full year results include a number of one-time and air-related items which are detailed in an accompanying table. Significant 2002 fourth quarter items include $18 million of after-tax impairment charges on aircraft including GATX's 50% share of an impairment charge on Fokker aircraft owned by Pembroke, an $11 million after-tax charge for a reduction in workforce due to the company's exit of the specialty and venture businesses and company-wide reorganization, and a $9 million after-tax write-down of goodwill associated with the company's exit from the venture leasing business.

         Ronald H. Zech, chairman and president of GATX, stated "Results for the 2002 fourth quarter and full year reflect the challenges we continue to face in our markets. The rail and technology sectors continue to mirror weak economic conditions, and volatility and uncertainty remain in the air sector. We have offset some of this pressure by aggressively maintaining asset utilization, reducing costs, and maximizing our liquidity position, but we cannot entirely overcome larger market forces.

         "Although financial results for the year were disappointing, a number of steps taken in 2002 provide a basis to leverage our performance as underlying markets recover:

         - GATX Rail completed several fleet acquisitions in North America and expanded its presence in Europe through the acquisition of the remainder of KVG.

         - GATX Air placed all 16 new aircraft deliveries and 10 renewals in 2002, and maintained nearly 100% fleet utilization in a very difficult market. GATX Air also completed an additional 18 aircraft placements within its managed portfolio.

         - GATX reduced year-over-year SG&A by $40 million, exceeding the target established at the beginning of the year.

         - Continued strong cash flow from operations and portfolio proceeds of $1.3 billion enabled GATX to invest over $1.2 billion in its markets while also repaying $1.2 billion of maturing debt.

         - Despite capital market volatility, GATX completed over $1.5 billion of financing in 2002, supporting rail, air, and technology investment activity while maintaining a sizeable liquidity position.

         - GATX announced its exit from the specialty and venture businesses, heightening the focus on its core markets, and reorganized its management structure across the company to institute a flatter, more efficient organization.

         "Looking forward to 2003, as previously indicated, we expect the challenging conditions in our markets to persist throughout the year. These conditions, coupled with the potential impact from various macro factors, make it very difficult to provide earnings guidance at this time. However, based in part on the assumption that there is no material change in the current operating environment, we currently expect 2003 earnings to be in the range of $1.30 per diluted share, or essentially flat with 2002 when adjusted for significant one-time items and air impairments.

         "It is important to note that 2003 earnings performance is subject to a high degree of uncertainty due to a number of factors, both positive and negative, including: a significant change in the economic environment and resulting impact on our markets, material deterioration in the air industry from current conditions, unanticipated asset remarketing gains, timing of further cost savings initiatives that we will pursue, and any impact of geopolitical events on the world economy and our end markets."

         Mr. Zech added, "GATX has faced an operating environment that pressured every facet of our business: weak economic conditions, a three-year downturn in the rail sector, unprecedented events and uncertainty in the air industry, a global slowdown in IT spending, and volatile capital markets. However, I believe that the steps taken in 2002 to focus on and invest in our franchise businesses, along with the commitment of our outstanding employees, position us for the eventual recovery in our markets."

DIVIDEND ANNOUNCEMENT

         GATX also announced that the board of directors of GATX Corporation declared a quarterly dividend of $.32 per common share, payable March 31, 2003, to shareholders of record on March 7, 2003. This quarterly dividend is unchanged from the prior quarter.

         Mr. Zech added, "The decision to hold the 2003 first quarter dividend flat with the prior quarter involved careful evaluation as the board balanced a number of competing issues. Our markets remain weak, our outlook is subject to volatility, and if earnings were to remain at today's low level, they would be insufficient to support the current dividend level. However, we also recognize the importance of the dividend to our shareholder base, the stability it provides during these volatile times, the fact that it is adequately supported by our strong cash flow, and the possibility that we are at a low point in the economic and business cycle.

         "Going forward, the board's decision regarding the dividend will continue to be based on factors such as the timing and magnitude of a recovery in GATX's core markets and earnings, the stability of our operating environment, and our capital structure and cash flow projections. The board will continue monitoring these factors as the dividend is regularly reviewed."

         The board also declared a quarterly dividend of $.625 per share on the $2.50 preferred stock, payable March 1, 2003, to shareholders of record on February 14, 2003. This quarterly dividend is unchanged from the prior quarter.

GATX RAIL

         GATX Rail reported net income of $6.3 million in the 2002 fourth quarter compared to $22.1 million in the prior year period. For the full year, 2002 net income was $16.3 million compared to $44.1 million in the prior year. The 2002 and 2001 full year net income results include a number of large one-time items such as the DEC goodwill write-down and reduction in workforce charges in 2002, and the East Chicago repair facility closing costs in 2001.

         Net income in the 2002 fourth quarter was below the prior year period and recent quarters primarily due to a number of non-comparable items including positive tax benefits in prior quarters, the absence of material scrapping gains in the 2002 fourth quarter relative to prior quarters, and unusually high operating expenses in the 2002 fourth quarter.

         During the year, GATX Rail was primarily focused on balancing asset utilization, lease rates, and length of renewal term, with a goal of maximizing revenue while maintaining flexibility to capitalize on improved market conditions in the future. Lease renewal rates in 2002 continued to be down from the prior lease rates. With over 20,000 cars scheduled for renewal in 2003, revenues will remain pressured. However, certain long-term indicators appear to have turned positive: activity within GATX Rail's customer base has improved on the basis of order inquiries, utilization is holding firm, and railcar order backlogs at the manufacturers have improved. Additionally, GATX Rail is operating more efficiently as a result of SG&A reductions.

         Utilization of GATX Rail's North American fleet was 91% at the end of the fourth quarter, flat with the prior quarter and prior year levels. GATX Rail's North American fleet was 107,000 cars at year end, a slight decrease from prior quarters. In the 2002 fourth quarter, GATX Rail expanded its international presence with the acquisition of the remainder of KVG, a leading European-based railcar lessor with 9,000 cars.

         North America manufacturing capacity utilization, as reported by the Federal Reserve, declined to 75% at year end from 76% in the prior quarter. Additionally, industry-wide chemical car load shipments were up 4% in the 2002 fourth quarter and 2% for the full year. The increase in shipments is amplified by the low base in 2001, and existing rail fleets have been available to absorb this increased activity.

FINANCIAL SERVICES

         Financial Services reported a fourth quarter net loss of $31.1 million compared to a net loss of $29.8 million in the prior year period. For the 2002 full year, Financial Services reported net income of $3.2 million compared to a net loss of $18.9 million in the prior year. The 2002 and 2001 net income results include a number of large items including reduction in workforce charges, and air and goodwill impairments. In addition, the 2002 results reflect market challenges and resulting weak performance within each of Financial Services' business lines.

         The primary focal point in Financial Services remains the air sector. As noted in slides posted at www.gatx.com, GATX Air is scheduled to take delivery of six new aircraft in 2003, and renew eight existing leases. Additionally, depending on developments in the air industry and consistent with activity across the aircraft leasing sector, unplanned aircraft returns may occur periodically. GATX Air will continue to focus on maintaining high asset utilization and customer and geographic diversity.

         Investment volume for the full year totaled $1.2 billion compared to $1.4 billion in the prior year. The primary driver behind the investment volume was the committed aircraft deliveries taken in 2002, and over $250 million of technology volume. The 2002 technology volume compares to $440 million in 2001, and reflects the fact that 2001 included a portfolio acquisition accounting for $130 million of the volume, and general IT spending continued to slow globally in 2002. In addition to pursuing traditional new customer volume, GATX Technology is actively pursuing portfolio acquisition opportunities.

         Remarketing income, comprised of both gains on asset sales and residual sharing fees, was $14 million in the fourth quarter compared to $13 million in the prior year period. Total 2002 remarketing income of $50 million compares to $96 million in the prior year. The 2002 gains were spread across a wide range of asset classes, while the 2001 gains were heavily weighted toward air and specialty portfolios.

CREDIT STATISTICS

         At the end of 2002, the allowance for losses was 6.3% of reservable assets compared to 6.0% at the end of 2001 and 6.5% at the end of the third quarter. The Company continues to maintain an overall loss allowance position at the high end of its stated target range of 4.0%-6.5%.

         Net charge-offs and impairments totaled $94 million during 2002, or 1.3% of average total assets. While significantly below the prior year, 2002 levels reflect continued weakness in GATX's markets. In the prior year, net charge-offs and impairments totaled $188 million, or 2.6% of average total assets.

         Non-performing leases and loans at the end of the 2002 totaled $95 million or 3.2% of Financial Services' investments compared to $96 million (3.4%) at the end of 2001 and $93 million (3.3%) in the 2002 third quarter.

2002 SIGNIFICANT ONE-TIME AND AIR ITEMS

                                                       (In Millions, After-Tax)
Charge or Impairment/(Gain) Item                            2002 Full Year             Per Diluted Share
--------------------------------                            --------------             -----------------
2002 Fourth Quarter Items
-------------------------
Reduction in Workforce (1)                                     $ 10.5                         $  .21
Ventures Goodwill Impairment (1)                                  8.7                            .17
Pembroke/Fokker Aircraft (2)                                     10.7                            .22
Other Aircraft (3)                                                7.4                            .15
2002 Prior Quarter Items
------------------------
Effect of Accounting Change (4)                                  34.9                            .72
Gain on Sale of Portion of Segment (5)                           (6.2)                          (.13)
                                                               -------                        -------
     Total Net One-Time & Air Items                            $ 66.0                         $ 1.34

     (1) In December 2002, GATX Corporation announced its intent to sell GATX Ventures, curtail investment in its Specialty unit, and reorganize its management structure. Related charges include a reduction in workforce and the write-off of goodwill associated with the Ventures unit.
     (2) As disclosed in GATX's third quarter 10-Q, the company intended to review its exposure, through its 50% interest in Pembroke Group Limited, to Fokker-100 jet and Fokker-50 turboprop aircraft. Upon completion of this review, GATX recorded the noted impairment charge.
     (3) Additional air charges recorded in the 2002 fourth quarter relate to certain B757, B767, and B737 aircraft.
     (4) GATX recorded a write-down of goodwill associated with DEC, its tankcar leasing operation based in Poland. This was reported in the 2002 third quarter and recorded retroactive to January 1, 2002. The goodwill impairment was in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.
     (5) As part of the final stages of its sale of GATX Terminals Corporation, GATX sold its interest in a bulk-liquid storage facility in Mexico and recorded the noted gain in the 2002 first quarter.

COMPANY DESCRIPTION

         GATX Corporation (NYSE:GMT) is a specialized finance and leasing company combining asset knowledge and services, structuring expertise, partnering and risk capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar and locomotive leasing, aircraft operating leasing, and information technology leasing.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss year end quarter results. Teleconference details are as follows:

                             Thursday, January 30th
                              11:00 AM EASTERN TIME
                        Domestic Dial-In:    1-800-706-6082
                      International Dial-In: 1-706-634-7421
                  Replay: 1-800-642-1687 / Access Code: 6795018

Call in details and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

UPDATE ON AIR PORTFOLIO

GATX Corporation has updated its Air portfolio presentation, and the slides are currently available at www.gatx.com or by calling the GATX Investor Relations Department.

FORWARD-LOOKING STATEMENTS

Certain statements within this document may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "anticipate," "believe," "estimate," "expects," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; aircraft and railcar lease rate and utilization levels; conditions in the capital markets and the potential for a downgrade in our credit rating, either of which could have an effect on our borrowing costs or our ability to access the markets for commercial paper or secured and unsecured debt; dynamics affecting customers within the chemical, petroleum and food industries; regulatory rulings that may impact the economic value of assets; competitors in the rail and air markets who may have access to capital at lower costs than GATX; additional potential write-downs and/or provisions within GATX's portfolio; impaired asset charges; and general market conditions in the rail, air, technology, venture, and other large-ticket industries.

FOR FURTHER INFORMATION CONTACT:
Robert C. Lyons
GATX Corporation
312-621-6633

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

                               --Tabular Follows--

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                       THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                          DECEMBER 31                        DECEMBER 31
                                                                  -----------------------------    ----------------------------
                                                                      2002            2001             2002            2001
                                                                  -------------    ------------    ------------    ------------
GROSS INCOME
    Revenues                                                        $  323.9       $   346.1        $ 1,281.7      $ 1,488.6
    Gain on extinguishment of debt                                       2.1             -               18.0            -
    Share of affiliates' (loss) earnings                               (10.2)           (1.2)            47.5           32.8
                                                                  -------------    ------------    ------------    ------------
TOTAL GROSS INCOME                                                     315.8           344.9          1,347.2        1,521.4

OWNERSHIP COSTS
    Depreciation and amortization                                       92.1           100.9            368.1          415.9
    Interest, net                                                       58.5            57.4            231.1          249.9
    Operating lease expense                                             47.9            46.3            187.9          194.8
                                                                  -------------    ------------    ------------    ------------
TOTAL OWNERSHIP COSTS                                                  198.5           204.6            787.1          860.6

OTHER COSTS AND EXPENSES
    Operating expenses                                                  66.8            62.5            234.0          241.1
    Selling, general and administrative                                 48.6            51.0            189.6          229.7
    Provision for possible losses                                        7.3            36.5             36.6           98.4
    Asset impairment charges                                            24.9            15.3             40.5           85.2
    Reversal of litigation provision                                     -               -                -            (13.1)
    Reduction in workforce charges                                      16.9            13.4             16.9           13.4
    Fair value adjustments for derivatives                                .5            (1.8)             3.5             .5
                                                                  -------------    ------------    ------------    ------------
TOTAL OTHER COSTS AND EXPENSES                                         165.0           176.9            521.1          655.2
                                                                  -------------    ------------    ------------    ------------

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME                 (47.7)          (36.6)            39.0            5.6
   TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE

INCOME TAX (BENEFIT) PROVISION                                         (18.3)          (24.5)            10.0           (1.9)
                                                                  -------------    ------------    ------------    ------------

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE                            (29.4)          (12.1)            29.0            7.5

DISCONTINUED OPERATIONS
   Operating results, net of taxes                                       -               -                -              1.5
   Gain on sale of portion of segment, net of taxes                      -               -                6.2          163.9
                                                                  -------------    ------------    ------------    ------------
TOTAL DISCONTINUED OPERATIONS                                            -               -                6.2          165.4
                                                                  -------------    ------------    ------------    ------------

(LOSS) INCOME BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                                              (29.4)          (12.1)            35.2          172.9

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                   -               -              (34.9)           -

                                                                  -------------    ------------    ------------    ------------
NET (LOSS) INCOME                                                   $  (29.4)      $   (12.1)       $      .3      $   172.9
                                                                  =============    ============    ============    ============

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (CONTINUED)

                                                                              THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                                 DECEMBER 31                    DECEMBER 31
                                                                         ---------------------------    ---------------------------
                                                                             2002            2001           2002           2001
                                                                         ------------    -----------    ------------    -----------
PER SHARE DATA
   Basic:
      (Loss) income from continuing operations before cumulative effect
          of accounting change                                           $     (.60)     $    (.25)     $     .59       $      .15
      Income from discontinued operations                                      -              -               .13             3.41
                                                                         ------------    -----------    ------------    -----------
      Income (Loss) before cumulative effect of accounting change              (.60)          (.25)           .72             3.56
     Cumulative effect of accounting change                                    -              -              (.72)            -
                                                                         ------------    -----------    ------------    -----------
            Total                                                        $     (.60)     $    (.25)     $       -       $     3.56

Average number of common shares (in thousands)                               48,980         48,689         48,889           48,512

  Diluted:
      (Loss) income from continuing operations before cumulative effect
          of accounting change                                           $     (.60)     $    (.25)     $     .59       $      .15
      Income from discontinued operations                                      -              -               .13             3.36
                                                                         ------------    -----------    ------------    -----------
      Income (Loss) before cumulative effect of accounting change              (.60)          (.25)           .72             3.51
     Cumulative effect of accounting change                                    -              -              (.72)            -
                                                                         ------------    -----------    ------------    -----------
            Total                                                        $     (.60)     $    (.25)     $       -       $     3.51

Average number of common shares and common share
   equivalents (in thousands)                                                48,980         48,689         49,177           49,202

Dividends declared per common share                                      $      .32      $     .31      $    1.28       $     1.24

                        GATX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)

                                                              DECEMBER 31        DECEMBER 31
                                                                 2002               2001
                                                              -----------        -----------
ASSETS

CASH AND CASH EQUIVALENTS                                     $    231.1         $    222.9
RESTRICTED CASH                                                    140.9              134.4

RECEIVABLES
    Rent and other receivables                                     121.1              144.2
    Finance leases                                                 714.1              868.3
    Secured loans                                                  465.3              557.4
    Less -- allowance for possible losses                          (82.2)             (94.2)
                                                              ----------         ----------
                                                                 1,218.3            1,475.7
OPERATING LEASE ASSETS, FACILITIES AND OTHER
     Railcars and service facilities                             3,111.4            2,958.2
     Operating lease investments and other                       2,262.6            1,794.0
     Less -- allowance for depreciation                         (2,059.9)          (2,028.3)
                                                              ----------         ----------
                                                                 3,314.1            2,723.9
Progress payments for aircraft and other equipment                 140.9              281.1
                                                              ----------         ----------
                                                                 3,455.0            3,005.0

INVESTMENTS IN AFFILIATED COMPANIES                                860.7              953.0
INCOME TAXES RECEIVABLE                                            129.8               34.1
GOODWILL, NET OF ACCUMULATED AMORTIZATION                           62.5               63.3
OTHER ASSETS                                                       370.9              255.4
                                                              ----------         ----------
                                                              $  6,469.2         $  6,143.8
                                                              ==========         ==========
LIABILITIES, DEFERRED ITEMS AND SHAREHOLDERS' EQUITY

ACCOUNTS PAYABLE  AND ACCRUED EXPENSES                        $    399.5         $    364.5

DEBT
   Short-term                                                       68.0              328.5
   Long-term:
      Recourse                                                   3,474.5            2,916.1
      Nonrecourse                                                  594.6              709.4
   Capital lease obligations                                       143.7              163.0
                                                              ----------         ----------
                                                                 4,280.8            4,117.0

DEFERRED INCOME TAXES                                              640.0              464.5
OTHER DEFERRED ITEMS                                               347.3              316.0
                                                              ----------         ----------

TOTAL LIABILITIES AND DEFERRED ITEMS                             5,667.6            5,262.0

TOTAL SHAREHOLDERS' EQUITY                                         801.6              881.8
                                                              ----------         ----------
                                                              $  6,469.2         $  6,143.8
                                                              ==========         ==========

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                                     THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                        DECEMBER 31                    DECEMBER 31
                                                                 ---------------------------    ---------------------------
                                                                    2002           2001            2002           2001
                                                                 -----------    ------------    -----------    ------------
OPERATING ACTIVITIES
(Loss) income from continuing operations                         $   (29.4)     $   (12.1)      $   (5.9)      $     7.5
Adjustments to reconcile (loss) income from continuing
  operations to net cash provided by continuing operations:
      Realized gains on remarketing of leased equipment               (9.5)         (12.7)         (40.8)          (79.9)
      Gain on sales of securities                                      (.5)          (3.6)          (3.9)          (38.7)
      Depreciation and amortization                                   92.1          100.9          368.1           415.9
      Provision for possible losses                                    7.3           36.5           36.6            98.4
      Asset impairment charges                                        24.9           15.3           40.5            85.2
      Deferred income taxes                                            8.7           13.4          130.7           126.9
      Gain on extinguishment of debt                                  (2.1)           -            (18.0)            -
      Cumulative effect of accounting change                           -              -             34.9             -
      Reversal of litigation provision                                 -              -              -             (13.1)
      Payments related to litigation settlement                        -              -              -            (141.0)
      Other, including changes in net working capital                 61.6          (17.3)        (166.2)         (104.1)
                                                                 -----------    ------------    -----------    ------------
    NET CASH PROVIDED BY CONTINUING OPERATIONS                       153.1          120.4          376.0           357.1

INVESTING ACTIVITIES
Additions to equipment on lease, net of nonrecourse financing
  for leveraged leases, operating lease assets and facilities       (230.9)        (108.9)        (893.2)         (841.0)
Secured loans extended                                               (65.1)         (51.8)        (156.0)         (305.5)
Investments in affiliated companies                                  (35.0)         (31.9)         (66.0)         (249.4)
Progress payments                                                    (19.5)        (116.8)        (104.2)         (300.1)
Other investments                                                    (33.9)          (5.9)         (52.4)          (98.2)
                                                                 -----------    ------------    -----------    ------------
Portfolio investments and capital additions                         (384.4)        (315.3)      (1,271.8)       (1,794.2)
Portfolio proceeds                                                   223.6          251.4          946.5         1,031.4
Proceeds from other asset sales                                        5.4            4.4           17.4           207.1
                                                                 -----------    ------------    -----------    ------------
    NET CASH USED IN INVESTING ACTIVITIES OF
      CONTINUING OPERATIONS                                         (155.4)         (59.5)        (307.9)         (555.7)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                         213.4          307.0        1,518.1           788.9
Repayment of long-term debt                                         (219.3)        (230.4)      (1,210.0)       (1,018.2)
Net increase (decrease) in short-term debt                            13.1           53.8         (274.4)         (228.7)
Net (decrease) increase in capital lease obligations                  (1.6)          14.9          (22.1)           (1.2)
Issuance of common stock and other                                     4.0            1.7            8.4            19.3
Cash dividends                                                       (15.6)         (15.1)         (62.5)          (60.2)
                                                                 -----------    ------------    -----------    ------------
    NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES OF
      CONTINUING OPERATIONS                                           (6.0)         131.9          (42.5)         (500.1)

NET TRANSFERS TO DISCONTINUED OPERATIONS                              (1.2)          (1.4)         (14.1)          (30.7)
                                                                 -----------    ------------    -----------    ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS FROM
      CONTINUING OPERATIONS                                           (9.5)         191.4           11.5          (729.4)
PROCEEDS FROM SALE OF A PORTION OF SEGMENT                             -              -              3.2         1,185.0
TAXES PAID ON GAIN FROM SALE OF SEGMENT                                -           (133.7)           -            (281.9)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS FROM
      DISCONTINUED OPERATIONS                                          -               .3            -             (12.3)
                                                                 -----------    -----------     -----------    ------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS             $    (9.5)     $    58.0       $   14.7       $   161.4
                                                                 ===========    ============    ===========    ============

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                  (IN MILLIONS)


                                               GATX          FINANCIAL           CORPORATE               GATX
                                               RAIL           SERVICES           AND OTHER           CONSOLIDATED
                                            -----------    ---------------    ----------------    --------------------
Revenues
  Lease Income                               $  150.1      $     100.0        $      -            $        250.1
  Marine Operating Income                         -               26.0               -                      26.0
  Interest Income                                 -               12.0               -                      12.0
  Asset Remarketing Income                         .6             13.7               -                      14.3
  Gain on Sale of Securities                      -                 .5               -                        .5
  Fees                                            -                3.8               -                       3.8
  Other                                          11.7              4.5               1.0                    17.2
                                            -----------    ---------------    ----------------    --------------------
Total Revenues                                  162.4            160.5               1.0                   323.9
Gain on Extinguishment of Debt                    -                1.0               1.1                     2.1
Share of Affiliates' Earnings (Loss)              4.4            (14.6)              -                     (10.2)
                                            -----------    ---------------    ----------------    --------------------
Total Gross Income                              166.8            146.9               2.1                   315.8

Depreciation and Amortization                    29.3             62.6                .2                    92.1
Interest Expense, net                            14.9             37.3               6.3                    58.5
Operating Lease Expense                          43.1              5.5               (.7)                   47.9
                                            -----------    ---------------    ----------------    --------------------
Total Ownership Costs                            87.3            105.4               5.8                   198.5

Operating Expenses                               45.1             21.7               -                      66.8
SG&A                                             18.4             26.4               3.8                    48.6
Provision for Possible Losses                      .5              6.8               -                       7.3
Asset Impairment Charges                          -               24.9               -                      24.9
Reduction in Workforce Charges                    2.0             14.9               -                      16.9
Fair Value Adjustments for Derivatives            (.1)              .6               -                        .5
                                            -----------    ---------------    ----------------    --------------------
Total Other Costs and Expenses                   65.9             95.3               3.8                   165.0

Income (Loss) from Continuing Operations
  before Income Taxes                            13.6            (53.8)             (7.5)                  (47.7)
Income Tax Provision (Benefit)                    7.3            (22.7)             (2.9)                  (18.3)
                                            -----------    ---------------    ----------------    --------------------
Income (Loss) from Continuing Operations          6.3            (31.1)             (4.6)                  (29.4)

Discontinued Operations
  Operating results, net of taxes                 -                -                 -                       -
  Gain on Sale, net                               -                -                 -                       -
                                            -----------    ---------------    ----------------    --------------------
Total Discontinued Operations                     -                -                 -                       -

                                            -----------    ---------------    ----------------    --------------------
Net Income (Loss)                              $  6.3      $     (31.1)       $     (4.6)         $        (29.4)
                                            ===========    ===============    ================    ====================

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      THREE MONTHS ENDED DECEMBER 31, 2001
                                  (IN MILLIONS)

                                                GATX          FINANCIAL          CORPORATE               GATX
                                                RAIL          SERVICES           AND OTHER           CONSOLIDATED
                                             -----------    --------------    ----------------    -------------------
Revenues
  Lease Income                               $   159.7      $     113.1       $       -           $       272.8
  Marine Shipping Revenue                          -               24.4               -                    24.4
  Interest Income                                  -               15.9               -                    15.9
  Asset Remarketing Income                          .5             13.3               -                    13.8
  Gain on Sale of Securities                       -                3.6               -                     3.6
  Fees                                             -                4.4               -                     4.4
  Other                                            9.7              1.5               -                    11.2
                                             -----------    --------------    ----------------    -------------------
Total Revenues                                   169.9            176.2               -                   346.1
Share of Affiliates' Earnings (Loss)               2.3             (3.5)              -                    (1.2)
                                             -----------    --------------    ----------------    -------------------
Total Gross Income                               172.2            172.7               -                   344.9

Depreciation and Amortization                     30.4             69.3               1.2                 100.9
Interest Expense, net                             14.9             39.5               3.0                  57.4
Operating Lease Expense                           42.0              6.5              (2.2)                 46.3
                                             -----------    --------------    ----------------    -------------------
Total Ownership Costs                             87.3            115.3               2.0                 204.6

Operating Expenses                                37.9             24.6               -                    62.5
SG&A                                              17.3             28.1               5.6                  51.0
Provision for Possible Losses                       .1             36.4               -                    36.5
Asset Impairment Charges                           -               15.3               -                    15.3
Reduction in Workforce Charges                     5.3              5.6               2.5                  13.4
Fair Value Adjustments for Derivatives             -               (1.8)              -                    (1.8)
                                             -----------    --------------    ----------------    -------------------
Total Other Costs and Expenses                    60.6            108.2               8.1                 176.9

Income (Loss) from Continuing Operations
  before Income Taxes                             24.3            (50.8)            (10.1)                (36.6)
Income Tax Provision (Benefit)                     2.2            (21.0)             (5.7)                (24.5)
                                             -----------    --------------    ----------------    -------------------
Income (Loss) from Continuing Operations          22.1            (29.8)             (4.4)                (12.1)

Discontinued Operations
  Operating results, net of taxes                  -                -                 -                     -
  Gain on Sale, net                                -                -                 -                     -
                                             -----------    --------------    ----------------    -------------------
Total Discontinued Operations                      -                -                 -                     -

                                             -----------    --------------    ----------------    -------------------
Net Income (Loss)                            $    22.1      $     (29.8)      $      (4.4)        $       (12.1)
                                             ===========    ==============    ================    ===================

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      TWELVE MONTHS ENDED DECEMBER 31, 2002
                                  (IN MILLIONS)


                                                 GATX          FINANCIAL        CORPORATE         DISCONTINUED          GATX
                                                 RAIL          SERVICES         AND OTHER          OPERATIONS        CONSOLIDATED
                                              ------------    ------------    ---------------    --------------    ----------------
Revenues
  Lease Income                                $     608.6     $     407.4     $       -          $       -         $    1,016.0
  Marine Operating Income                            -               79.7             -                  -                 79.7
  Interest Income                                    -               56.0             -                  -                 56.0
  Asset Remarketing Income                           4.9             49.8             -                  -                 54.7
  Gain on Sale of Securities                         -                3.9             -                  -                  3.9
  Fees                                               -               14.2             -                  -                 14.2
  Other                                             46.8             10.4             -                  -                 57.2
                                              ------------    ------------    ---------------    --------------    ----------------
Total Revenues                                     660.3            621.4             -                  -              1,281.7
Gain on Extinguishment of Debt                       -               16.8             1.2                -                 18.0
Share of Affiliates' Earnings                       13.1             34.4             -                  -                 47.5
                                              ------------    ------------    ---------------    --------------    ----------------
Total Gross Income                                 673.4            672.6             1.2                -              1,347.2

Depreciation and Amortization                      116.1            251.5              .5                -                368.1
Interest Expense, net                               62.7            147.0            21.4                -                231.1
Operating Lease Expense                            172.3             16.0             (.4)               -                187.9
                                              ------------    ------------    ---------------    --------------    ----------------
Total Ownership Costs                              351.1            414.5            21.5                -                787.1

Operating Expenses                                 167.3             66.7             -                  -                234.0
SG&A                                                72.6             98.7            18.3                -                189.6
Provision for Possible Losses                        1.4             35.2             -                  -                 36.6
Asset Impairment Charges                             -               40.5             -                  -                 40.5
Reduction in Workforce Charges                       2.0             14.9             -                                    16.9
Fair Value Adjustments for Derivatives                .2              3.3             -                  -                  3.5
                                              ------------    ------------    ---------------    --------------    ----------------
Total Other Costs and Expenses                     243.5            259.3            18.3                -                521.1


Income (Loss) from Continuing Operations
  before Income Taxes and Cumulative
  Effect of Accounting Change                       78.8             (1.2)          (38.6)               -                 39.0
Income Tax Provision (Benefit)                      27.6             (4.4)          (13.2)               -                 10.0
                                              ------------    ------------    ---------------    --------------    ----------------
Income (Loss) from Continuing Operations
  before Cumulative Effect of Accounting
  Change                                            51.2              3.2           (25.4)               -                 29.0

Discontinued Operations
  Operating results, net of taxes                    -                -               -                  -                  -
  Gain on Sale, net                                  -                -               -                  6.2                6.2
                                              ------------    ------------    ---------------    --------------    ----------------
Total Discontinued Operations                        -                -               -                  6.2                6.2
                                              ------------    ------------    ---------------    --------------    ----------------

Income (Loss) before Cumulative Effect of
  Accounting Change                                 51.2              3.2           (25.4)               6.2               35.2

Cumulative Effect of Accounting Change             (34.9)             -               -                  -                (34.9)

                                              ------------    ------------    ---------------    --------------    ----------------
NET INCOME (LOSS)                             $     16.3      $       3.2     $     (25.4)       $       6.2       $         .3
                                              ============    ============    ===============    ==============    ================

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      TWELVE MONTHS ENDED DECEMBER 31, 2001
                                  (IN MILLIONS)


                                               GATX         FINANCIAL         CORPORATE          DISCONTINUED             GATX
                                               RAIL         SERVICES          AND OTHER           OPERATIONS          CONSOLIDATED
                                            ----------    --------------   ----------------    -----------------    ---------------
Revenues
  Lease Income                              $   627.9     $     512.4      $       -           $      -             $    1,140.3
  Marine Shipping Revenue                         -              77.7              -                  -                     77.7
  Interest Income                                 -              71.3              -                  -                     71.3
  Asset Remarketing Income                        2.9            96.1              -                  -                     99.0
  Gain on Sale of Securities                      -              38.7              -                  -                     38.7
  Fees                                            -              17.1              -                  -                     17.1
  Other                                          37.9             3.8              2.8                -                     44.5
                                            ----------    --------------   ----------------    -----------------    ---------------
Total Revenues                                  668.7           817.1              2.8                -                  1,488.6
Share of Affiliates' Earnings                     7.4            25.4              -                  -                     32.8
                                            ----------    --------------   ----------------    -----------------    ---------------
Total Gross Income                              676.1           842.5              2.8                -                  1,521.4

Depreciation and Amortization                   117.8           295.8              2.3                -                    415.9
Interest Expense, net                            66.3           182.8               .8                -                    249.9
Operating Lease Expense                         163.9            28.8              2.1                -                    194.8
                                            ----------    --------------   ----------------    -----------------    ---------------
Total Ownership Costs                           348.0           507.4              5.2                -                    860.6

Operating Expenses                              176.3            64.8              -                  -                    241.1
SG&A                                             83.3           127.7             18.7                -                    229.7
Provision for Possible Losses                      .6            97.8              -                  -                     98.4
Asset Impairment Charges                          -              85.2              -                  -                     85.2
Reversal of Litigation Provision                  -             (13.1)             -                  -                    (13.1)
Reduction in Workforce Charges                    5.3             5.6              2.5                -                     13.4
Fair Value Adjustments for Derivatives             .6             (.1)             -                  -                       .5
                                            ----------    --------------   ----------------    -----------------    ---------------
Total Other Costs and Expenses                  266.1           367.9             21.2                -                    655.2

Income (Loss) from Continuing Operations
  before Income Taxes                            62.0           (32.8)           (23.6)               -                      5.6
Income Tax Provision (Benefit)                   17.9           (13.9)            (5.9)               -                     (1.9)
                                            ----------    --------------   ----------------    -----------------    ---------------
Income (Loss) from Continuing Operations         44.1           (18.9)           (17.7)               -                      7.5

Discontinued Operations
  Operating results, net of taxes                 -               -                -                  1.5                    1.5
  Gain on Sale, net                               -               -                -                163.9                  163.9
                                            ----------    --------------   ----------------    -----------------    ---------------
Total Discontinued Operations                     -               -                -                165.4                  165.4

                                            ----------    --------------   ----------------    -----------------    ---------------
Net Income (Loss)                           $    44.1     $     (18.9)     $     (17.7)        $    165.4           $      172.9
                                            ==========    ==============   ================    =================    ===============

Page 16
                        GATX CORPORATION AND SUBSIDIARIES
                                CREDIT STATISTICS
                       (IN MILLIONS, EXCEPT RAILCAR DATA)

                                                                    12/31/2002                   12/31/2001
                                                                 -----------------          ---------------------
      Total Assets, Excluding Cash (a)                           $     7,463.0              $       7,160.2
      Reservable Assets                                                1,300.5                      1,569.9
      Financial Services Investments                                   2,932.4                      2,870.8

      Allowance for Losses                                                82.2                         94.2
      Allowance for Losses as a Percentage
          of Reservable Assets                                             6.3%                         6.0%

      Net Charge-Offs and Asset Impairments
          and Write-Downs                                                 94.4                        187.8
      Net Charge-Offs/Impairments/Write-Downs
          as a Percentage of Average Total Assets                          1.3%                         2.6%

      Non-performing Investments                                          94.9                         96.4
      Non-performing Investments as a Percentage
          of Financial Services' Investments                               3.2%                         3.4%

      CAPITAL STRUCTURE
      Short-term Debt, Net of Unrestricted Cash                         (163.1)                       105.6
      Long-term Debt:
         On Balance Sheet
         Recourse                                                      3,474.5                      2,916.1
         Non-recourse                                                    594.6                        709.4

         Off Balance Sheet
         Recourse                                                      1,044.3                      1,040.3
         Non-recourse                                                    321.5                        333.4

         Capital Lease Obligations                                       143.7                        163.0

      Total Debt Obligations                                           5,415.5                      5,267.8
      Total Recourse Debt                                              4,499.4                      4,225.0
      Shareholders' Equity and Allowance for Losses                      883.8                        976.0

      Recourse Leverage                                                    5.1                          4.3

      ASSET REMARKETING INCOME
         Disposition gains on owned assets                                40.8                         79.9
         Residual sharing fees                                            13.9                         19.1
                                                                 -----------------          ---------------------
                                                                          54.7                         99.0
      PORTFOLIO PRE-TAX SPREAD FINANCIAL SERVICES
         Lease Income                                                    407.4                        512.4
         Interest Income                                                  56.0                         71.3
         Share of Affiliates' Earnings                                    34.4                         25.4
         Interest Expense                                               (141.8)                      (177.2)
         Operating Lease Expense and Depreciation                       (248.9)                      (298.3)
                                                                 -----------------          ---------------------
      Total Portfolio Pre-tax Spread                                     107.1                        133.6
      Total Portfolio Pre-tax Spread as a Percentage
          of Financial Services' Investments                               3.7%                         4.7%

      RAILCAR DATA
      North American Fleet Utilization                                      91%                          91%

      Beginning Fleet Size                                             110,201                      109,693
         Additions                                                       3,794                        1,693
         Scrappings                                                     (6,845)                      (1,185)
                                                                 -----------------          ---------------------
      Ending Fleet Size                                                107,150                      110,201

      (a)  Includes Off Balance Sheet Assets

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                     GATX CORPORATION
                                            -----------------------------------
                                                       (Registrant)

                                                     /s/ Brian Kenney
                                            -----------------------------------
                                                     Brian A. Kenney
                                                Senior Vice President and
                                                 Chief Financial Officer
                                                (Duly Authorized Officer)



Date:  January 30, 2003